Exhibit 5.1

Letterhead of Kane Kessler, P.C.

1350 Avenue of the Americas, 26th Floor

New York, New York 10019

May 11, 2007

Jarden Corporation

555 Theodore Fremd Avenue

Rye, New York 10580

Re:	Registration Statement on Form S-4 of Jarden Corporation

Ladies and Gentlemen:

We have acted as special counsel to Jarden Corporation, a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), to be issued in connection with the proposed merger (the “Merger”) of K2 Merger Sub, Inc. (“K2 Merger Sub”), a wholly owned subsidiary of the Company, with and into K2 Inc., a Delaware corporation (“K2”), pursuant to that certain Agreement and Plan of Merger, dated as of April 25, 2007, among the Company, K2 Merger Sub and K2 (the “Merger Agreement”).

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Restated Certificate”), (ii) the By-laws of the Company currently in effect (the “By-laws”), and records of certain of the Company’s corporate proceedings as reflected in its minute books; and (iii) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that assuming (a) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (b) the stockholders of K2 will have approved the Merger and adopted the Merger Agreement; (c) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement; and (d) the issuance of the Shares does not violate any applicable law or the Restated Certificate or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Shares when issued and delivered in accordance with the terms and conditions of the Merger Agreement, and in the manner contemplated by the prospectus included as part of the Registration Statement, will be validly issued, fully paid and non-assessable.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus, which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the validity of the Shares. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations.

Very truly yours, KANE KESSLER, P.C.

By:	/s/ Jeffrey S. Tullman, President